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                                                                    EXHIBIT 1(e)





                                FOURTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM FUNDS GROUP

         THIS FOURTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM FUNDS GROUP (the "Amendment") is entered into as of the 25th day of April, 1997, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Jack Fields, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson, Louis S. Sklar, as trustees, and each person who became or becomes a shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Funds Group entered into as of May 5, 1993 (the "Agreement").

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, at a meeting duly called and held in Houston, Texas on the 11th day of March, 1997, the Trustees resolved to amend, effective May 1, 1997, the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as hereinafter set forth:

         1. Section 2.3 of the Agreement, as amended, is hereby further amended to read as follows:

         "Section 2.3. Establishment of Portfolios and Classes. The Trust shall be divided into nine Portfolios, the AIM Balanced Fund, the AIM Global Utilities Fund, the AIM Growth Fund, the AIM High Yield Fund, the AIM Income Fund, the AIM Intermediate Government Fund, the AIM Money Market Fund, the AIM Municipal Bond Fund, and the AIM Value Fund. With the exception of the AIM Money Market Fund, all of the eight other Portfolios shall have two Classes, the Class A Shares and the Class B Shares. The AIM Money Market Fund shall have three Classes, the Class A Shares and the Class B Shares, and the AIM Cash Reserve Shares. The above Portfolios and their respective Classes as set forth in this Section 2.3 are collectively referred to as the "Portfolios". The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."


         2. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.



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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of AIM
Funds Group, have executed this Fourth Amendment to Agreement and Declaration of Trust of AIM Funds Group as of the 25th day of April, 1997.



/s/ CHARLES T. BAUER                            /s/ BRUCE L. CROCKETT
---------------------------------               -------------------------------
Charles T. Bauer                                Bruce L. Crockett
Trustee                                         Trustee



/s/ OWEN DALY II                                /s/ JACK FIELDS
---------------------------------               -------------------------------
Owen Daly II                                    Jack Fields
Trustee                                         Trustee



/s/ CARL FRISCHLING                             /s/ ROBERT H. GRAHAM
---------------------------------               -------------------------------
Carl Frischling                                 Robert H. Graham
Trustee                                         Trustee



/s/ JOHN F. KROEGER                             /s/ LEWIS F. PENNOCK
---------------------------------               -------------------------------
John F. Kroeger                                 Lewis F. Pennock
Trustee                                         Trustee



/s/ IAN W. ROBINSON                             /s/ LOUIS S. SKLAR
---------------------------------               -------------------------------
Ian W. Robinson                                 Louis S. Sklar
Trustee                                         Trustee